Exhibit 10.2

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made as of December 16, 2017, by and between SHENG YING ENTERTAINMENT, INC., a Nevada corporation (“Buyer”), and STEVEN RAACK, and individual; THOMAS A. RAACK, an individual; and LARRY McNABNEY, an individual, (together, “Sellers”). Buyer and Sellers are sometimes referred herein to individually as a “Party” and together as the “Parties”. This Agreement is entered into and to be performed by all Parties solely and exclusively in the State of Nevada.

RECITALS:

A.	Buyer is a public company with its securities registered under Section 15(d) of the Securities Act of 1933, as amended (the “Act”), and whose common shares are listed for trading on the OTCQB under the symbol “SALL”. The company is a “shell”, for purposes of the Act.

B.	Sellers, together, have developed a proprietary business plan relating to non-medicinal personal care products that includes: (a) certain proprietary technology and intellectual property; (b) certain proprietary know-how, business plans and models; and (c) a marketing plan combined with related experiential marketing strategies (the “Technology”), which are more specifically set forth in Exhibit 1.1, attached hereto (together, the “Assets”). The Assets consist of plans and intellectual property, only, and include no fixed assets or tangible property or products, and constitute the intangible personal property developed by Sellers, and the proposed implementation of which constitutes Sellers’ plan of a proposed business and operations. Each of the Sellers own 33.33% of the beneficial ownership of the Assets and Sellers together own 100%of all rights, titles and interests in and to the Assets.

C.	Sellers desire to sell and assign each and all of their respective rights, titles and interests in and to the Purchased Assets to Buyer, so that Buyer will own 100% of the equity interest in the Assets, and Buyer desires to purchase and acquire the Assets (the “Purchased Assets”) from Seller, as set forth below.

NOW, THEREFORE, in consideration of these preliminary statements and the mutual covenants, representations, warranties and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby expressly and unconditionally acknowledge, the Parties hereby covenant and agree as follows:

The Parties expressly incorporate herein as substantive provisions of this Agreement, the RECITALS A, B and C, above.

1.           Purchase of Purchased Assets; Assumption of Liabilities; Excluded Assets.

1.1             Purchase of Purchased Assets.  Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of Buyer contained in this Agreement, Sellers agree, on the Closing Date (as defined in Section 3.1), to sell, assign and transfer to Buyer, and Buyer agrees to purchase from Sellers, the Purchased Assets which will constitute 100% of the Sellers’ ownership interests in and to the Purchased Assets (the “Transaction”):

(a)          Sellers shall transfer and deliver the Purchased Assets free and clear of any and all security interests, liens, restrictions, claims, encumbrances or charges of whatsoever nature;

(b)          Buyer will assume all future liabilities associated with the Purchased Assets which may initiate and arise after the Closing Date;

(c)          All of each Seller’s respective books, data, records, ledgers, files, documents, correspondence, lists, reports, memoranda, information systems, databases, diagrams, schematics, instructional and maintenance materials, drawings and specifications, all creative advertising and promotional materials, marketing brochures, potential customer and supplier lists and records and other proprietary and non-proprietary printed or written materials, in any form or medium, and all media, electronic or otherwise, in which any of the foregoing are resident, and which relate, directly or indirectly, to the Purchased Assets;

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(d)          All common law trademarks, tradenames, internet domain names, all trade secrets, formulae, designs, and proposed product specifications, and all other Technology and intellectual property, as well as all Confidential Information referenced in Section 8.1, below;

(e)           All of the Purchased Assets’ good will and intellectual property, including without limitation, all rights in the name “Vitalibis” and variations thereof, and any and all corresponding rights that have been, now or hereafter may be secured throughout the world with respect to any such intellectual property and technology, and all goodwill relating to the Purchased Assets (the “Sellers’ Transferred Intellectual Property”);

(e)          All other ideas and concepts of Sellers of every kind and nature owned or held by Sellers, jointly or severally, or in which each or all Sellers have an ownership, or other possessory interest, which are related, directly or indirectly, to the Purchased Assets, whether or not specifically referenced in this Agreement.

1.2             No Liabilities Assumed.  Sellers, effective as of the Closing Date, will retain and be solely responsible for all of Sellers’ respective liabilities and obligations relating to the Purchased Assets arising on, before the Closing Date.  The Sellers acknowledge and agree that the Buyer assumes no obligations or liabilities (a) of the Sellers, or (b) related to the Purchased Assets arising or existent on or before the Closing Date.

1.3             Excluded Assets.  Except as expressly set forth herein, the Purchased Assets shall not include any other asset of Sellers not specifically identified as Purchased Assets in this Agreement (collectively, the “Excluded Assets”).

2.           Purchase Price.

2.1              Purchase Price; Payment.  In consideration for the sale of the Purchased Assets, Buyer shall pay Sellers the following consideration (the “Purchase Price”):

(a)          As sole and full consideration due Sellers, on the Closing Date, Buyer shall issue to the Sellers a total of 9,000,000 shares of Buyer’s Common Stock, par value $.0001 per share(“Shares”), representing, when issued, 70% of the total issued and outstanding shares of Buyer’s Common Stock. Each Seller shall receive 3,000,000 restricted Shares as full consideration for their respective ownership in and to the Assets.

2.2         Taxes.  All use or sales tax obligations that may be due as a result of this transaction will be paid by Buyer at the Closing and, if not so paid, shall remain Buyer’s obligation.

3.           Closing.

3.1       Time; Place.    Subject to the terms and conditions of this Agreement, the closing of the transaction (the “Closing”) contemplated by this Agreement shall be the date signed by the parties, which may occur at a mutually acceptable place and time in Reno, Nevada, within five (5) calendar days after the last of the conditions to Closing set forth in Sections 6.1 and 6.2 have been satisfied or waived by the Party or Parties entitled to waive the same, or such other date and time as to which Buyer and Sellers may agree in writing (“Closing Date”)., in whole or in part, upon written notice to the other Party.

The Closing shall take place on the Closing Date at the offices of the lawyers for Buyer or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each Party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for the Sellers and Buyer, provided such undertakings are satisfactory to each party’s respective legal counsel.

3.2        Actions to be Taken on the Date of Closing of this Transaction and Agreement.

On the Date of Closing of this Transaction and Agreement, the Parties will take the following actions and deliver the following, fully executed and in the form and substance reasonably satisfactory to Buyer: (a) copies of all resolutions and/or consent actions adopted by or on behalf of the Sellers, evidencing each of the respective Seller’s approval of this Agreement and the Transaction; and (b) the Sellers’ Documents, and any other necessary documents, each duly executed by the Sellers, as required to give full effect to the Transaction.

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(a)          Sellers will deliver to Buyer (“Sellers’ Deliverables”):

(i)	The Purchased Assets;

(ii)	Bill of Sale for the Purchased Assets, as set forth in Schedule “A” hereto, signed by the Sellers, together with any and all other indicia of ownership, in whatever form, and such other conveyances as may be necessary or appropriate to convey to Buyer good and marketable title to all of the Purchased Assets, free and clear of all liens, mortgages, charges, deeds of trust, claims, security interests, encumbrances and rights of others (collectively, “Liens”);

(iii)	Consents adopted by or on behalf of the Sellers, evidencing each of the respective Seller’s approval of this Agreement and the Transaction;

(iv)	Any other necessary documents, each duly executed by the Sellers, as required to give full and final effect to the Transaction;

(v)	A certificate signed by each of the Sellers certifying, in writing, that Sellers have completed their due diligence review of Buyer and its operations;

(vi)	An assignment to Buyer of each of Seller’s right, title and interest in and to the name and common law trademark, “Vitalibis”, or any variation thereof,; and

(vii)	All of each Seller’s respective records of whatsoever nature relating, directly or indirectly, to the Purchased Assets.

All of the documents referred to in Sub-sections 3.2 (a)(ii through vii) shall be referred to as the “Sellers’s Documents”.

(b)       Buyer will deliver to Seller (“Buyer’s Deliverables”):

(i)	The Purchase Price, to be paid/delivered, in the form of three (3) separate SHENG stock certificates, each in the amount of 3,000,000 shares of SHENG restricted Common Stock, all concurrent with Sellers’ delivery of the Sellers’ Deliverables;

(ii)	A Secretary’s certificate, certifying resolutions of the Board of Directors of Buyer approving the purchase of the Purchased Assets, consummation of the Transaction, execution of this Agreement by Buyer, and approving the issuance of the Shares/payment of the Purchase Price to Sellers;

(iii)	All good standing certificates, incumbency certificates and certificates relating to Buyer as may reasonably be requested by Sellers and their counsel, in such form and substance as may reasonably be requested by Seller.

All of the documents referred to in Sub-sections 3.2 (b)(i through iii) shall be referred to as the “Buyer’s Documents”.

(c)       The Parties will take such other actions and will execute and deliver such other instruments, documents and certificates as are required by the terms of this Agreement and the agreements executed and delivered at the Closing in connection herewith (the “Related Agreements”), or as may be reasonably requested by any Party in connection with this Agreement and the consummation of the Transaction contemplated herein.

4.           Representations; Warranties.

4.1           Sellers’s Representations.  To the best of each Seller’s actual knowledge, each of the Sellers represents and warrants to Buyer, jointly and severally, as of the date hereof, and as of the Closing Date, as follows:

(a)           Sellers are three (3) separate individuals and each: (i) solely and individually owns an 1/3 of the Purchased Assets,; (ii)  each Seller has full power and lawful authority (A) to enter into this Agreement and each of the Related Agreements, and (B) to consummate the Transaction and other transactions contemplated hereby and thereby; and (iii) each Seller owns all of his respective rights, titles and interests in and to the Purchased Assets, which include certain proprietary Technology, know-how, business plans and models and intellectual property which each Seller, together with each other Seller, have invented, developed and documented among themselves, and no one else, and such Assets consist solely and entirely of intangible property dealing with ideas and plans; and (iv) each Seller’s respective ownership interests in and to the Assets is free and clear of all liens, restrictions, covenants or adverse claims of any kind or character.

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(b)          This Agreement has been and, when executed, the Related Agreements will be, duly authorized by all necessary action on the part of each Seller. This Agreement constitutes and, when executed, the Related Agreements each will constitute, the legal, valid and binding obligation of each Seller, enforceable in accordance with their respective terms.  Each Seller’s execution, delivery and performance of this Agreement and the Related Agreements will not (i) constitute a breach or violation of each of such Seller’s obligations or duties; (ii) constitute a breach or violation of any law, rule, regulation, material agreement, indenture, deed of trust, mortgage, loan agreement or any material instrument to which such Seller is a party; (iii) constitute a violation of any order, judgment or decree by which such Seller is bound or affected; or (iv) result in a breach or default by such Seller under any of the Related Agreements or result in the creation of any lien or charge thereon.

(c)           No consent, license, approval or authorization of, or filing, registration or waiver or other action by any governmental authority or any third party is or will be required in connection with the execution, delivery or performance by each Seller of this Agreement or any agreement executed in connection herewith.

(d)           Sellers have delivered to Buyer a true and correct copy of valid documentary evidence of each Seller’s respective 1/3 ownership of each asset included in the Purchased Assets.  The full, sole and exclusive ownership of and title to each asset included in the Purchased Assets is valid, unencumbered and enforceable. There is no suit or proceeding pending or threatened, relating in any way to any of the Purchased Assets, or that could otherwise impair Sellers’s ability to perform their respective obligations hereunder.

(e)           As set forth in Exhibit 1.1 and Schedule “A”, Sellers have good and marketable title to the Purchased Assets, free and clear of all Liens, claims or encumbrances of any kind whatsoever. All information relating to the Purchased Assets that has been provided by Sellers to Buyer is true, correct and complete, and, if related to financial matters, has been prepared in accordance with generally accepted accounting principles (GAAP) applied on a consistent basis.

(f)           Neither this Agreement, nor any schedules, certificates or other documents or information provided by Sellers to Buyer in connection with this Agreement, nor the Related Agreements, nor the Transaction, contain or will contain any untrue statement of a material fact or omits any material fact necessary, and through the Closing Date.

(g)           Neither the Sellers, nor any of their respective employees or agents, has employed any financial advisor, broker or finder, or incurred any liability for any financial advisory, brokerage or finder’s fee or commission, in connection with this Agreement, or the Related Agreements, or the transactions contemplated by such agreements, for which Buyer could or would become liable or obligated.

(h)          Each Seller, jointly and severally, has the legal power, capacity and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Sellers hereunder, and to consummate the Transaction contemplated hereby.

(i)            This Agreement and the Bill of Sale constitute the valid and binding obligations of the Sellers, enforceable against Sellers, jointly and severally, in accordance with their respective terms (except as such enforceability may be limited by rules of equity or applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect the enforceability of creditors' rights generally).

(j)            Sellers, jointly and severally, acknowledge that, except as expressly set forth herein, and information that is contained in the filings of the Buyer with the United States Securities and Exchange Commission (the “SEC”), neither Buyer, nor any of their agents or representatives, have made any disclosures, promises or commitments to Sellers to induce them to enter into this Agreement or perform their obligations hereunder, nor have Sellers relied upon any oral or written representations by Buyer or any of its agents or representatives in entering into this Agreement and performing their obligations hereunder, except as expressly and specifically set forth in this Agreement.

(k)           Sellers further represent to Buyer that the Purchased Assets delivered to Buyer at the Closing Date include all documents, and all copies thereof on any medium whatsoever, relating, directly or indirectly, to the Purchased Assets or to the Confidential Information which each Seller has in his individual or collective possession or under his or their control on the date of this Agreement, and as of the Closing Date.

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(l)            there are no franchises, licenses, patents, service marks, trademarks, or other intellectual property related to the Purchased Assets, save and except for the common law trademark, “Vitalibis”, (collectively, “Trade Property”). Sellers, jointly and severally, are the beneficial owner of the Trade Property and no Seller has granted to any third party any license or other right to use any of such Trade Property. To the knowledge of each Seller, no other party has heretofore infringed upon or misappropriated, or is currently infringing upon or misappropriating, any of the Trade Property, nor is there, or has there been, any claim pending or threatened which challenges the legality, validity, enforceability, use or ownership of any such Trade Property. No action, process or activity engaged in or used by the Sellers, or any of them, violates or infringes any trade or intellectual property or other legally protectible right of any other person or entity. No loss or expiration of any Trade Property is pending or, to the knowledge of Sellers, threatened or reasonably foreseeable. Sellers have taken all commercially reasonable steps to maintain and protect the Trade Property, and keep it strictly confidential.

4.2           Buyer’s Representations.  To the best of Buyer’s actual knowledge, Buyer represents and warrants to Sellers, as of the date hereof, and as of the Closing Date, as follows:

(a)          Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to own, lease and to carry on its business as now being conducted.

(b)           Buyer has all requisite corporate power and authority (i) to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Buyer’s Documents”) to be signed by Buyer and (ii) to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the Buyer Documents by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of Buyer is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Buyer Documents, when executed and delivered by Buyer, as contemplated by this Agreement, will be duly executed and validly delivered by Buyer, and this Agreement is, and the other Buyer Documents, when executed and delivered by Buyer, as contemplated hereby, will be valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except: (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally; (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and (c) as limited by public policy.

(c)           Neither the execution, delivery or performance of this Agreement, nor the consummation of the Transaction, will: (a) conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Buyer under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any of its material property or assets; (b) violate any provision of the applicable incorporation or charter documents of Buyer; or (c) violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Buyer or any of its material property or assets.

(d)          No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Buyer of the Transaction contemplated by this Agreement or to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

(e)          Buyer has taken all necessary corporate action under applicable laws, rules and regulations, including its Articles of Incorporation and Bylaws, to issue the Shares constituting the Purchase Price.

(f)           This Agreement constitutes the valid and binding obligations of Buyer enforceable against Buyer in accordance with its respective terms (except as such enforceability may be limited by rules of equity or applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally). All persons who have executed this Agreement on behalf of Buyer have been authorized to do so by all necessary action; and neither the execution and delivery of this Agreement nor the consummation of the Transaction effected hereby or thereby (i) violates any provision of the Articles of Incorporation or By-laws of Buyer; (ii) violates any judgment, order, injunction, decree or award against, or binding upon, Buyer or the securities, assets, properties, operations or business of Buyer; (iii) violates, conflicts with or results in the breach or termination of, or otherwise gives any other contracting party the right to terminate, or constitutes a default under the terms of, or a novation of, any contract, franchise, lease, license, agreement or instrument to which Buyer is a party or by which it or any of its assets is bound; or (iv) violates any law or regulation of any jurisdiction as such law or regulation relates to Buyer or to the securities, assets, properties, operations or business of Buyer;

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(g)          Buyer has heretofore delivered to Sellers true and complete copies of its balance sheets and statements of income (also known as a profit and loss statement) and retained earnings of Buyer for the 9 months ended September 30, 2017, and December 31, 2014, 2015 and 2016, (all of the foregoing are referenced herein as the “Financial Statements”). Buyer has also delivered all state and Federal income tax returns filed by Buyer for the years ended December 31, 2016, 2015 and 2014 (together, the “Tax Returns”). The balance sheet of Buyer as of September 30, 2017, is herein referenced as its “Current Balance Sheet”; and the date of the Current Balance Sheet is herein referenced as the “Current Balance Sheet Date.” All of the Financial Statements have been prepared in accordance with generally accepted accounting principles applied consistently for all periods presented. The Financial Statements fairly present the financial position of Buyer as of the respective dates thereof and the results of the operations of Buyer for the respective periods then ended. Since the Current Balance Sheet Date, there has been no event, occurrence or condition affecting the Seller or its Business that individually or in the aggregate, when taken together with one or more other events, occurrences or conditions, affecting the Buyer or its operations, is or could be materially adverse to (a) the condition (financial or otherwise), business, revenue, profitability, cash flow, assets, liabilities or results of operations of the Buyer or (b) the ability of Buyer to perform its obligations hereunder, and not the result of any of the following: (i) a change in local, domestic, international or foreign general economic conditions; (ii) changes affecting generally the industry or market in which the Business operates; (iii) acts or war, sabotage or domestic or foreign terrorism, military actions or the escalation thereof; (iv) any changes in applicable laws or accounting rules or principles; or (v) the announcement of this Agreement; provided that clauses (i)-(iv) shall only include such events, occurrences or conditions that affect the operations of Buyer substantially proportionately with all of the other entities engaged in the same or a similar business (collectively, “Material Adverse Effect” or “Material Adverse Change”).

(h)          Except as and to the extent reflected on or reserved against in the Current Balance Sheet, neither the Buyer’s assets nor Buyer are subject to any material liabilities, debts or obligations or material claims asserted against them, whether accrued, absolute, contingent or otherwise, and whether due or to become due, including, but not limited to, liabilities on account of Taxes, other governmental charges, warranty claims or lawsuits other than liabilities, debts, obligations and claims that have arisen after the Current Balance Sheet Date in the ordinary course of business.

(i)           All of the books of account and other records of Buyer, including, without limitation, all of the s financial, customer, vendor, employee, service, warranty, customer complaint are located at the offices of Buyer and are accurate and complete in all material respects. Buyer has and maintains all records required to be maintained by it, and maintains all such records, in accordance with good business practices and all federal, state and local laws, rules, regulations and other requirements of every governmental body, court and agency applicable to them. Buyer maintains a system of internal controls that is adequate to ensure the accuracy of its financial books and records. Buyer has filed all federal, state and local tax returns (whether relating to income, excise, sales, use, franchise, withholding, payroll, social security, other welfare, real or personal property or other types of taxes, all of which are referenced herein, collectively, as “Taxes”) required to be filed through the date hereof and has paid in full all Taxes which have become due, whether or not pursuant to such returns, or are claimed to be due by any taxing authority. No interest, penalties or other charges are, or will become, due with respect to the late filing of any such return. Each of such Tax returns heretofore filed by Buyer correctly and accurately reflects in all material respects the amount of its Tax due thereunder. Buyer has withheld, collected and paid all other levies, assessments, license fees and Taxes to the extent required and, with respect to payments, to the extent that the same have become due and payable. Buyer has not been notified that Buyer is subject to, or is currently undergoing, an audit by any federal, state or local Tax authority with respect to any Tax.

(j)           There is a total of 9,054,000 shares of Buyer’s Common Stock, par value $.0001 per share, issued and outstanding as of the Closing Date. There are no shares of preferred stock or derivative securities outstanding, whether in options, warrants or any other security or instrument, permitting the issuance and/or receipt of Common Stock or other equity in Buyer.

(k)          Neither Buyer nor any of its officers, directors, agents, employees or any other person while acting on behalf of the Buyer has, directly or indirectly: used any funds for unlawful contributions, unlawful gifts or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from any funds; established or maintained any unlawful or unrecorded monies or other assets; made any false or fictitious entry on their books or records; made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or other payment of a similar or comparable nature, to any person or entity, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained; or has participated in any illegal boycott or other similar illegal practices affecting anyone dealing with the Buyer or its properties.

(l)            Neither the Buyer, nor any of its respective employees or agents, has employed any financial advisor, broker or finder, or incurred any liability for any financial advisory, brokerage or finder’s fee or commission, in connection with this Agreement, or the Related Agreements, or the transactions contemplated by such agreements, for which Seller could or would become liable or obligated.

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5.           Certain Covenants and Agreements.

5.1           Approvals and Consents.   Sellers will obtain, in writing, if required, and without penalty to Buyer, all necessary approvals and consents required in order to authorize and approve this Agreement and the Related Agreements, and to consummate the assignment to, and exclusive ownership of the Purchased Assets by Buyer, including without limitation the consent for the transfer, delivery and assignment of the Purchased Assets. Schedule 5.1 sets forth the list of all such consents required to be received by or on the part of Seller for the execution and delivery of this Agreement and the performance of Seller’s obligations hereunder (the “Required Consents”) contains any untrue or misleading statement. All of the Required Consents are in full force and effect.

5.2            Cooperation.  Each of the Parties hereto will use its best efforts in good faith to perform and fulfill all conditions and obligations to be fulfilled or performed by it hereunder.

5.3            Access to Properties, Records and Personnel; Inspection.  Buyer acknowledges that Sellers have heretofore given Buyer and its counsel, accountants and other representatives full access during normal business hours to all of the data, books and records of Sellers, to the extent that they relate to this Agreement and/or the Purchased Assets.

5.4             Operation of Business. From the date hereof until the delivery by Sellers to Buyer of the Purchased Assets, Sellers will:  (a) use their best efforts to preserve their Assets so that Buyer will obtain the benefits intended to be afforded by this Agreement; (b) not take any action which would result in any representation or warranty of Sellers becoming incorrect or untrue in any respect; (c) obtain the prior written approval of Buyer in connection with all material decisions affecting the Purchased Assets, or related operations; and (d) notify Buyer in writing promptly after any of the Sellers become aware of the occurrence of any event that might result in any of Sellers’s statements, representations and/or warranties under this Agreement, or any Related Agreement, being or becoming untrue.

5.5             Non-Competition.  From the date hereof until two (2) years thereafter, each of the Sellers, together with their respective employees, legal representatives, agents, successors and assigns (the “Seller Parties”), will not, directly, for himself or any third party, accept employment or engage in any business or activity which is directly in competition with Buyer and/or its business or use of the Purchased Assets.  Seller Parties will not solicit any future customer or potential customer of Buyer, or otherwise divert or attempt to divert any existing business of Buyer.  Seller Parties will not, directly, for Seller Parties or any third party, solicit, induce, recruit, or cause another person in the employ of Seller Parties to terminate his/her employment for the purpose of joining, associating or becoming employed with any business or activity which is in competition with the business of Buyer. The geographical area to which this non-competition agreement applies is any area in which Buyer currently conducts its business, and/or any area in which Buyer plans to solicit or conduct its business.  Each of the Sellers, jointly and severally, expressly and unconditionally, acknowledge and agree that the time and scope of this Non-Competition agreement are fair, just and reasonable, and were fully discussed and negotiated in good faith by Sellers and Buyer, in conjunction with consultation with their respective professional advisors, attorneys and financial consultants.  The Parties expressly acknowledge and agree that, if a court finds the time and/or scope of this Non-Competition Section unreasonable, the court should reasonably modify the terms of this Non-Competition Section to protect Buyer to the maximum extent permitted by law

5.5.1         Acknowledgement by Sellers. Each of the Sellers, jointly and severally, expressly and unconditionally acknowledge and agree that (1) the Non-Competition provisions of this Section 5.5 are essential to the goodwill and potential profitability of the business and operations of Buyer; (2) each of the Sellers have provided a substantial inducement for Buyer to enter into this Agreement and to consummate the transactions consummated hereby; (3) such Non-Competition provisions are fair and reasonable and reasonably required for the protection of the Buyer, its Purchased Assets and its business; the Buyer’s proposed operations and business are nationwide and, therefore, the prohibited activities conform to the business in the area within which such business is proposed to be conducted on the date of this Agreement; and (4) the application of the Non-Competition provisions of this Section 5.5 will not involve a substantial hardship upon any of the respective Sellers or their respective future business or operations. Each of the Sellers, jointly and severally, expressly and unconditionally, acknowledge and agree that a violation of the covenants set forth in this Section 5, or any provision thereof, will cause irreparable injury to Buyer and Buyer shall be entitled, in addition to any other rights and remedies it may have, at law or in equity, to an ex parte injunction enjoining and restraining each of the Sellers from doing or continuing to do any such prohibited act and any other violations or threatened violations of such covenants or Non-Competition provisions.

5.5.2         Severability of Section 5.5. If any provision of this Section 5.5, as applied to any circumstance, shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Section 5.5, or the application of such provision in any other circumstances or the validity or enforceability of this Section 5.5 in any other jurisdiction. If any provision, or any part thereof, is held to be invalid or unenforceable because of the (a) duration of such provision or (b) the area covered thereby, each of the Sellers, jointly and severally, expressly and unconditionally, acknowledge and agree that the court making such determination shall have the power to reduce the duration or area, or both, of such provision or to delete specific words or phrases (“blue-penciling”), and in its reduced or blue-penciled form, such provision shall then be enforceable and shall be enforced.

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5.6             Notices.  Each of Buyer and Sellers will promptly notify the other in writing if it receives any notice, or otherwise becomes aware, of any action or proceeding instituted or threatened before any court or governmental agency by any third party to restrain or prohibit, or obtain damages in respect of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby.

5.7             Further Assurances.  Each Party will execute and deliver any further instruments or documents, and take all further action, reasonably requested by the other Party to carry out the transactions contemplated by this Agreement and the Related Agreements.

5.8             No Liability. Buyer shall have no liability for debts or obligations of Sellers.

6.           Conditions Precedent.

6.1             Conditions to Buyer’s Obligations The obligation of Buyer to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with the terms herein. The Closing of the Transaction contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of Buyer and may be waived by Buyer in its sole discretion.

(a)           Sellers will have complied with and performed in all material respects its obligations under this Agreement and the Related Agreements required to be complied with or performed prior to the Closing of this Agreement;

(b)          All representations and warranties of Sellers in this Agreement and the Related Agreements will be true, complete and correct in all material respects as of the date when given and on the Closing Date;

(c)           If required by any agreement of Sellers, all consents, approvals and waivers required to consummate the transactions contemplated by this Agreement and the Related Agreements will have been obtained in writing by Sellers and provided to Buyer without any penalty or condition which is adverse or damaging to Buyer;

(e)           Sellers shall have delivered to Buyer such other documents and materials as Buyer may reasonably request to effectuate the transactions contemplated herein and to vest in Buyer full, sole and exclusive title to, and rights in the Purchased Assets, free and clear of all liens, claims and encumbrances;

(f)           Buyer shall, after full payment of the Purchase Price, have received all of the items set forth in Sections 3.2(a) and 3.2(c) hereof; and

(g)          Sellers shall certify in writing that Sellers have completed their due diligence review of Buyer and its operations.

6.2             Condition to Sellers’s Obligations.  The obligation of the Sellers to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with the terms herein. The Closing of the Transaction will be deemed a waiver of all conditions to Closing. These conditions precedent are for the benefit of the Sellers and may be waived by the Sellers in their discretion:

(a)           Buyer will have complied with and performed, in all material respects, its obligations under this Agreement and the Related Agreements;

(b)           All representations of Buyer in this Agreement or the Related Agreements will be true, complete and correct in all material respects as of the date when given and on the Closing Date;

(c)           Sellers shall have received all of the items set forth in Section 3.2(b) and 3.2(c) hereof; and

(d)          Buyer shall deliver a Certificate, issued and signed by the Board of Directors, certifying that, at the Closing Date:

(i)        Buyer has no more than US$50,000.00 liabilities, future obligations (contingent, contractual or otherwise), including, but not limited to, notes payable, accounts payable or other indebtedness or obligations, including, but not limited to, any financial obligations due or owing to any current or former officer or director, agent or employee, manager or any other person or entity.

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(e)          Buyer shall deliver Minutes of the board of directors of Buyer, effective as of the Closing Date, indicating appointment of Steve Raack as a director, Thomas Raack resigning as the President and Chief Executive Officer and Steve Raack replacing Thomas Raack as President and Chief Executive Officer, with Thomas Raack remaining as a director, as well as the Secretary, Treasurer and Chief Financial Officer.

(f)           Buyer shall deliver Releases of directors and officers, effective upon the Closing in consideration of this Transaction, and the additional covenants and promises set forth in this Agreement providing that each director and each officer of Buyer, on behalf of his assigns, heirs, beneficiaries, creditors, representatives, agents and Affiliates (the “Releasing Parties”), hereby fully, finally and irrevocably releases, acquits and forever discharges the Buyer and its Affiliates and the officers, directors, general partners, limited partners, managing directors, members, stockholders, trustees, equity holders, representatives, employees, principals, agents, Affiliates, parents, subsidiaries, joint ventures, predecessors, successors, assigns, beneficiaries, heirs, executors, personal or legal representatives, insurers and attorneys of any of them (collectively, the “Released Parties”) from any and all commitments, actions, debts, claims, counterclaims, suits, causes of action, damages, demands, liabilities, obligations, costs, expenses, and compensation of every kind and nature whatsoever, past, present, or future, at law or in equity, whether known or unknown, contingent or otherwise, which such Releasing Parties, or any of them, had, has, or may have had at any time in the past until the Closing against the Buyer.

6.3             Cooperation. After the payment of the Purchase Price and delivery of the Purchased Assets, Seller shall continue to use commercially reasonable efforts to obtain any consents that may be required to be obtained, and the Parties shall use best efforts and good faith cooperation to facilitate any of the terms outlined in this Agreement, including the performance of any post-sale covenants, as set forth herein.

6.4             Further Assurances.

6.4.1         Each of the parties hereto shall use its/their best efforts to perform such further acts and execute such documents as may be reasonably required to timely effectuate the transactions contemplated hereby. In particular, without limiting the generality of the preceding sentence, Sellers shall use their best efforts to perform such other acts and take such other actions as may be requested by Buyer to fully vest in Buyer complete operational and managerial control over the Purchased Assets and the related business, in keeping with the terms, spirit and intent of this Agreement, at and after the Closing Date.

6.4.2         If either Buyer or Sellers advise the other of the commencement, or a threat of commencement, of any legal proceedings, including any arbitration proceedings, by or against Buyer or Sellers or to which Buyer or Sellers may become a party arising out of any event that occurred or condition that existed prior to the Closing Date, relating to the Purchased Assets, or the Sellers, the party so notified shall make available to the other at all reasonable times, reasonable access to the books and records of the party so notified, including, without limitation, all such books and records maintained or stored electronically, that may be relevant to such legal proceedings; shall not destroy, delete, erase, record over or otherwise impede the ability of anyone to recover and read such books and records; and shall, without the necessity of legal process or judicial compulsion, permit the other party or its counsel to copy and produce, at the other party’s expense, such books and records as they may deem necessary or appropriate in connection with such legal proceedings, subject to reasonable confidentiality protections. Each party shall cooperate in providing testimony, information and any other assistance reasonably requested by the other, at the cost of the other, in connection with any such legal proceedings. Nothing contained in this Section 6.4.2 shall obligate either party to modify its document retention policy or to maintain any books and records in any manner that is inconsistent with such party’s normal retention policy for similar books or records, except to the extent that any advance written notice is given hereunder.

7.   TERMINATION.

7.1.            Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by: (a) mutual written agreement of Buyer and the Sellers; (b) Buyer, if there has been a material breach of any of the Sellers of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of the Sellers that is not cured, to the reasonable satisfaction of Buyer, within ten (10) business days after written notice of such breach is given by Buyer (except that no cure period will be provided for a breach by the Sellers that by its nature cannot be cured); (c) by election of Buyer or the Sellers, if the Closing is not achieved by the Closing Date, provided that neither party may elect termination pursuant this section 7.1 if the failure to achieve Closing resulted solely from the electing party’s failure to satisfy its closing deliveries in accordance with Article 3 hereunder; (d) the Sellers, if there has been a material breach by Buyer of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Buyer that is not cured by the breaching party, to the reasonable satisfaction of the Sellers, within ten (10) business days after written notice of such breach is given by the Sellers (except that no cure period will be provided for a breach by Buyer that by its nature cannot be cured); or (e) Buyer or the Sellers, if any permanent injunction or other order of a governmental entity of competent jurisdiction or authority preventing the consummation of the Transaction contemplated by this Agreement has become final and non-appealable.

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7.2.             Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement will be of no further force or effect; provided, however, that Article 8 (Confidentiality and Maintenance of Intellectual Property), Article 9 (Indemnification and Article 10 (Miscellaneous Provisions) of this Agreement shall survive termination of this Agreement, and no termination of this Agreement will relieve any party of liability for any breaches of this Agreement or failure to perform any obligations that occurred prior to the date of termination.

8.   CONFIDENTIALITY AND MAINTENANCE OF INTELLECTUAL PROPERTY.

8.1             Confidentiality Regarding Purchased Assets. The Sellers acknowledge that, in the course of their involvement and relationship to and with the Assets, they have created, accessed, or obtained information (whether oral, written or by inspection) relating to the Assets, and acquired “know-how” relating to the Assets (“Intellectual Property”), which specifically was developed by Sellers, but is specifically included in the Purchased Assets hereunder. Each of the Sellers expressly and unconditionally acknowledges and agrees that the Assets contain no fixed or tangible property of any kind, but rather, consist only of knowledge, plans and ideas, including Intellectual Property relating to their business plan for obtaining and marketing CBD-related products, and include confidential information relating to the Intellectual Property. Based thereon, each of the Sellers will maintain in confidence, and will cause their respective employees, agents, and advisors to maintain in confidence, any written, oral, or other information in its possession relating directly or indirectly to the Purchased Assets, specifically including the Intellectual Property and any and all Developments (as defined herein) (the "Confidential Information").

For the purposes of this Agreement, “Confidential Information” also includes information concerning the Assets and use thereof, including plans for the future use thereof, including, without limitation, the Technology included in the Assets, trade secrets, inventions, innovations, techniques, processes, formulas, drawings, designs, documentation, data, specifications, technical materials, sales or marketing approaches and/or plans, methods of doing business, the identity and skills of potential employees or consultants, and all other similar information. Confidential Information also includes all ideas and know-how related to the Assets, and all component parts of any of the foregoing, irrespective of form, together with all.

Buyer shall have the sole and exclusive proprietary interest in and to all of the Confidential Information and all means of protection of the Confidential Information and all portions thereof, from and after the Closing Date.

Each of the Sellers shall treat the Confidential Information, together with analyses, compilations, studies and other documents or records prepared by or for the benefit of Sellers that contain or reflect or are generated from the Confidential Information, confidentially in accordance with the provisions, terms and intent of this Agreement.

Each of the Sellers expressly and unconditionally acknowledges (1) that a substantial portion of the Purchase Price to be paid by Buyer is attributable to the Confidential Information; (2) that Buyer will have paid for and owns substantial proprietary interests and valuable trade secrets in and to the Confidential Information; (3) that the competitive value and confidential nature of the Confidential Information are valuable intangible personal property rights owned exclusively by Buyer that must be protected and kept confidential; and (4) that substantial and irreparable damage could result to Buyer if information contained in the Confidential Information is obtained or utilized by any party other than Buyer, or disclosed to any third party. Each of the Sellers expressly and unconditionally acknowledges that he shall, at all times from and after the Closing Date, treat the Confidential Information as the valuable proprietary information and property of Buyer and he shall immediately notify Buyer in writing if he, or any of Sellers, learns of the unauthorized use or disclosure of the Confidential Information. Each Seller shall safeguard the Confidential Information with all due care and in a manner consistent with the manner in which Sellers protect their own most valuable proprietary information. Sellers shall keep the Confidential Information confidential and not use it for any other purpose, publish it or disclose it to any other party or assist any other person or entity to obtain any benefit from the Confidential Information, or to solicit business from or to supply any products or services to any person or entity; provided, however, a disclosure of such information may be made if Buyer specifically consents to such disclosure in writing.

Each of the Sellers expressly and unconditionally represents to Buyer that the Purchased Assets delivered to Buyer at the Closing Date include all written materials relating, directly or indirectly, to the Confidential Information that each such Seller has in his possession or under his control on the date of this Agreement.

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Each of the Sellers expressly and unconditionally acknowledges that money damages would not be a sufficient remedy for any breach of this Section 9 by each such Seller and that Buyer is entitled to ex parte specific performance and/or injunctive or other equitable relief, as well as monetary damages, as remedies for any breach or threatened breach by any Seller of his obligations hereunder. Such remedies shall not be deemed to be exclusive remedies, but shall be in addition to all other remedies available at law or in equity to Buyer. Each of the Sellers expressly and unconditionally waives any requirement for the securing or posting of any bond by Buyer in connection with any such remedy.

The Sellers, jointly and severally, acknowledge that the Confidential Information constitutes a proprietary right, which Buyer intends to, and is entitled to protect. Accordingly, the Sellers covenant and agree that, until such time as all the Confidential Information becomes publicly known and made generally available through no action or inaction of the Sellers, the Sellers will keep in strict confidence the Confidential Information and shall not, without prior written consent of Buyer, in each instance, disclose, use or otherwise disseminate the Confidential Information, directly or indirectly, to any third party.

8.2              Exception. The general prohibition contained in this Section 9 against the unauthorized disclosure, use or dissemination of the Confidential Information shall not apply in respect of any Confidential Information that: (a) is available to the public other than as a result of a disclosure by Seller; (b) becomes part of the public domain through no fault of the Sellers; or (c) is compelled by applicable law to be disclosed, provided that the Sellers give Buyer prompt written notice of such requirement prior to such disclosure and provides assistance in obtaining an order protecting the Confidential Information from public disclosure, and Sellers shall cooperate with Buyer to preserve the confidentiality of such information in a manner consistent with and complying with the applicable law.

8.3             New Developments. Any information, data, work product or any other thing or documentation whatsoever which the Sellers, either by themselves or in conjunction with any third party, conceive, make, develop, acquire or acquire knowledge of, or which the Sellers, either by themselves or in conjunction with any third party, shall conceive, make, develop, acquire or acquire knowledge of (collectively the “Developments“) during or at any time after the Closing of this Agreement, for a period of five (5) years after the Closing Date, that incorporates, is derived from, or otherwise related to, the Purchased Assets, shall automatically form part of the Purchased Assets and Confidential Information and shall become and remain the sole and exclusive property of Buyer. Accordingly, the Sellers do hereby irrevocably, exclusively and absolutely assign, transfer and convey to Buyer, in perpetuity, all worldwide right, title and interest in and to any and all Developments and other rights of whatsoever nature and kind in or arising from or pertaining to all such Developments created or produced by any or all of Sellers for a period of five (5) years from and after the Closing Date, including, without limitation, the right to effect any registration in the world to protect the foregoing rights. Buyer shall have the sole, absolute and unlimited right throughout the world, therefore, to protect the Developments by patent, copyright, industrial design, trademark or otherwise and to make, have made, use, reconstruct, repair, modify, reproduce, publish, distribute and sell the Developments, in whole or in part, or combine the Developments with any other matter, or not use the Developments at all, as Buyer sees fit.

8.4             Right to Maintain and Protect. Buyer shall have the exclusive right, at any time, at its own expense, to register, file, prosecute, and maintain the Intellectual Property and/or any other feature of the Assets in any jurisdiction(s) it so wishes, in its sole discretion. The Sellers shall, at all times, use their best efforts to assist Buyer with the filing, prosecution, and maintenance of the Intellectual Property, to the extent reasonably required by Buyer from time to time; provided, that all reasonable and documented expenses of the Sellers incurred in providing such assistance, with the prior written consent of Buyer, shall be reimbursed by Buyer.

8.5             Enforcement of the Intellectual Property. Buyer shall have the sole right, but not the obligation, to enforce the Intellectual Property against any third party. The Sellers agree to join as a party plaintiff in any such action initiated by Buyer, if reasonably requested to do so in writing by Buyer, at the sole cost of Buyer, and the Sellers shall use their diligent best efforts to assist Buyer, as reasonably requested from time to time, at Buyer’s sole expense. All proceeds received as a result of prosecuting such infringement claim shall belong exclusively to Buyer.

8.6             No Contestation. The Sellers shall not, at any time, directly or indirectly, dispute or contest (i) the validity or enforceability of the Intellectual Property or any related registration thereof or therefore; or (ii) the exclusive ownership rights of Buyer in and to the Intellectual Property.

8.7             Power of Attorney. Each of the Sellers hereby authorizes Buyer, and does hereby make, constitute and appoint Buyer’s Affiliates, and its respective officers, agents, successors or assigns, with full power of substitution, as the Buyer’s true and lawful attorney-in-fact, with power, in the name of Buyer, to execute and deliver any and all documents and instruments and to do all acts and things which Buyer deems necessary to protect, preserve and realize the full benefits, rights, titles and interests in and to the Intellectual Property, in order to effect the intent of this Agreement, all as fully and effectually as Sellers might or could do; and the Sellers hereby ratify all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of ownership of the Intellectual Property by Buyer, its successors and assigns.

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9.  INDEMNIFICATION.

9.1.            Buyer's Indemnification. Subject to the limitations set forth in this Article 9, Buyer shall indemnify and hold harmless, Sellers, employees, agents and Affiliates (collectively, the "Seller Indemnitees") from, against and in respect of losses, claims, actions, damages, liabilities, obligations, fines, proceedings, deficiencies, and out-of-pocket costs and expenses, including reasonable attorneys' fees and disbursements (collectively, "Losses") arising from or related to any of the following:

(a)     any breach or default in performance by Buyer of any covenant or agreement of Buyer contained in this Agreement or any Transaction Document; and

(b)    any breach of, or inaccuracy in, any representation or warranty made by Buyer in this Agreement or any Transaction Document.

9.2.            Sellers’ Indemnification. (a) Upon closing of the transactions contemplated herein, Sellers hereby agree to indemnify and hold Buyer, its Affiliates, successors and assigns and their respective representatives ("Buyer's Indemnitees") harmless from and against, and agrees to defend promptly Buyer's Indemnitees from and reimburse Buyer's Indemnitees for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, including, without limitation, reasonable attorneys' fees and other legal costs and expenses, (collectively, the "Losses"), that Buyer's Indemnitees may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by Seller in or pursuant to this Agreement or any instrument or document executed by Seller in connection with or as a result of this Agreement; (ii) the non-fulfillment of any covenant, undertaking, agreement or other obligation of Seller under this Agreement; or (iii) any noncompliance by Seller with bulk sales laws or similar laws which may be applicable to the sale or transfer of the Acquired Assets (hereinafter referred to collectively as "Claims"); provided, however, that Buyer's Indemnitees shall have the right to be indemnified, held harmless from, defended or reimbursed under this § 6.2(a) hereof only if such Claims have actually been asserted on or before one year after the Closing Date.

(b) In the event a claim against Buyer's Indemnitees arises that is covered by the indemnity provisions of § 9.2(a) hereof, notice shall be given promptly by Buyer to Sellers. Sellers shall have the right to contest and defend by all appropriate legal proceedings any third-party claim and to control all settlements (unless Buyer agrees to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all third-party claims at the sole cost and expense of Sellers, as the case may be; provided, however, that Sellers may not effect any settlement that could result in any cost, expense or liability to Buyer's Indemnitees unless Buyer consents in writing to such settlement, which consent shall not be unreasonably withheld. Any of Buyer's Indemnitees may select and engage counsel to participate in any defense, in which event such counsel shall be at the sole cost and expense of the party selecting and engaging such counsel. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant Books and Records in their possession.

9.3.            Third Party Claims. Promptly after the receipt by any Person entitled to indemnification pursuant to this Article 6 (the "Indemnified Party") of notice of the assertion of a claim or the commencement of any Action against such Indemnified Party by a third party (a "Third Party Claim"), such Indemnified Party shall, if a claim with respect thereto is to be made against any party obligated to provide indemnification pursuant to this Article 9 (the "Indemnifying Party"), give such Indemnifying Party written notice thereof in reasonable detail in light of the circumstances then known to such Indemnified Party. The failure to give such notice shall not relieve any Indemnifying Party from any obligation hereunder except where, and then solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have the right, at its option, to defend such claim, at such Indemnifying Party's expense and with counsel of its choice reasonably satisfactory to the Indemnified Party, provided that the Indemnifying Party conducts the defense of such claim actively and diligently. If the Indemnifying Party assumes the defense of such claim, the Indemnified Party agrees to reasonably cooperate in such defense so long as the Indemnified Party is not materially prejudiced thereby and the Indemnifying Party a) irrevocably acknowledges in writing full responsibility for and agrees to fully indemnify the Indemnified Party, and (b) furnishes satisfactory evidence of the financial ability to indemnify the Indemnified Party. The Indemnified Party may retain separate co-counsel at its sole cost and expense and may participate in the defense of such claim. No Indemnifying Party will consent to the entry of any judgment or enter into any settlement with respect to a Third Party Claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld, provided that such consent shall be granted in connection with any settlement (i) containing a full release of the Indemnified Party and (ii) in the case of a consent from an Indemnified Party, involves only monetary damages. In the event the Indemnifying Party does not defend or ceases to conduct the defense of such Third Party Claim, (x) the Indemnified Party may defend against, and, consent to the entry of any judgment or enter into any settlement with respect to, such Third Party Claim, (y) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against such Third Party Claim, including reasonable attorneys' fees and expenses and (z) the Indemnifying Party will remain responsible for any Losses the Indemnified Party may suffer as a result of such Third Party Claim to the full extent provided in this Article 6.

9.4.             Information. Each Party hereby agrees to provide to the other Party on request all information and documentation in its possession or control that is not protected by attorney-client privilege, attorney work-product or otherwise protected and that is reasonably necessary to support and verify any Losses which give rise to a claim for indemnification pursuant to this Article 6 and to provide reasonable access to all books, records and personnel in their possession or under their control which would have a bearing on such claim.

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10.   MISCELLANEOUS.

10.1           No Waiver.  No waiver of any breach of any provision of this Agreement will be deemed a waiver of any other breach of this Agreement. No extension of time for performance of any act will be deemed an extension of the time for performance of any other act.

10.2           Severability.  The provisions of this Agreement will be deemed severable, and if any provision of this Agreement is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement will not be affected, but will remain binding in accordance with their terms.

10.3           Entire Agreement; Amendment.  This Agreement, the Related Agreements and the schedules, exhibits and attachments to such agreements contain the entire agreement of the Parties with respect to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by all of the Parties hereto.  The headings in this Agreement are solely for convenience of reference and will not affect the interpretation of any provision of this Agreement.

10.4           Applicable Law; Venue and Waiver of Jury Trial.  This Agreement will be construed in accordance with and governed by the laws of the State of Nevada, without regard to its conflict of law provisions. Any suit or action relating to this Agreement may only be brought in the State or Federal courts sitting in the County of Washoe, Nevada.

TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

10.5           Time is of the Essence.  The Parties to this Agreement acknowledge and agree that time is of the essence with respect to the consummation of the transactions contemplated by this Agreement and each Related Agreement.

10.6           Binding Agreement, Assignment.  The terms and provisions of this Agreement will bind the Parties and their respective permitted successors and assigns.  Neither this Agreement nor any Related Agreement may be assigned by Seller or Buyer, without the prior written consent of the other.

10.7           Expenses.  Each Party will pay all of its expenses, including attorneys’ and accountants’ fees in connection with the negotiation of this Agreement or any Related Agreement, the performance of its obligations hereunder or thereunder, and the consummation of the transactions contemplated by this Agreement or any Related Agreement; provided that in any proceeding or other attempt to enforce, construe or to determine the validity of this Agreement or any Related Agreement, the non-prevailing Party will pay the reasonable expenses of the prevailing Party, including reasonable attorneys’ fees and costs.

10.8           Notices to Parties.   All notices and other communications required or permitted under this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

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If to the Buyer:

Sheng Ying Entertainment Corp.

1495 Ridgeview Drive #220

Reno, NV 89519

Attention: Markus W. Frick

If to the Sellers:

Steven Raack

5348 Vegas Drive

Las Vegas, NV 89108

Thomas A. Raack

5348 Vegas Drive

Las Vegas, NV 89108

Larry McNabney

5348 Vegas Drive

Las Vegas, NV 89108

All such notices and other communications will be deemed to have been received: (a) in the case of personal delivery, on the date of such delivery; (b) in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery; (c) in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and (d) in the case of mailing, on the fifth business day following mailing.

10.8.1 Notification of Breach. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

10.9           Counterparts.  This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

10.10         No Third-Party Beneficiaries.  Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

10.11         Publicity.  The Sellers each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of Buyer, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement.

10.12         Schedules and Exhibits. The schedules and exhibits are attached to this Agreement and incorporated herein.

10.13         Interpretation. This Agreement has been negotiated by all parties hereto and their respective counsel. Neither this Agreement, nor any provision hereof, shall be construed or interpreted against any party on the basis that such party or such party’s attorney may have drafted this Agreement or such provision.

1014          Survival. Except as otherwise specifically provided herein, all warranties and representations made by the parties in this Agreement or pursuant hereto shall survive the Closing Date and shall continue indefinitely, except to the extent specifically provided elsewhere herein.

10.15         Assignability. This Agreement may not be assigned by either party without the prior written consent of the other party, except that Buyer may, without the consent of Seller, assign its rights under this Agreement to any acquirer of all of the assets of Buyer, whether by purchase or by merger in a transaction in which Buyer is not the surviving entity.

IN WITNESS WHEREOF, The Parties have executed and delivered this Agreemen0001636509t on the date set forth in the introductory paragraph of this Agreement.

Signatures on following page.

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BUYER

SHENG YING ENTERTAINMENT, INC.

By: /s/ Markus W. Frick

SELLERS

STEVEN RAACK

/s/ Steven Raack

THOMAS A. RAACK

/s/ Thomas A. Raack

LARRY McNABNEY

/s/ Larry McNabney

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Exhibit 1.1

All rights, titles and interests of each of the Sellers in and to the Assets and Purchased Assets, (as defined in the RECITALS of the Asset Purchase Agreement (“APA”), including, without limitation, work product, work in progress, plans, formulations and related documents and written materials, together with all rights thereto, specifically recognizing that all of such Assets consist of intangible personal property and consist of the ideas, know-how, plans and creative concepts for a proposed business relating to the marketing and related activities for proposed CBD-related products;

All of each Seller’s data, notes, documents, reports, memoranda, drawings and specifications, all creative advertising and promotional materials, and other proprietary and non-proprietary printed or written materials, in any form or medium, and all media, electronic or otherwise, in which any of the foregoing are resident;

All trademarks, tradenames, trade secrets, formulae, designs, and all other intellectual property, specifically including, but not limited to, Sellers’ Transferred Intellectual Property (as defined in the APA to which this Exhibit 1.1 is attached), as well as all Confidential Information referenced in Section 8.1 of said APA;

All goodwill relating to each Sellers’s Technology and Know-how, including, without limitation, all rights to the name and common law trademark, “Vitalibis”, and any related or derivative names; and

All other assets, intangible personal properties and rights of each Seller, of every kind and nature, owned or held by each Seller, directly or indirectly, or in which such Seller has an ownership or other possessory interest (whether or not specifically referenced in this Agreement), which relate, directly or indirectly, to the Purchased Assets.

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SCHEDULE “A”

TO

ASSET PURCHASE AGREEMENT

AMONG

SHENG YING ENTERTAINMENT CORP.

AND

STEVEN RAACK, THOMAS A. RAACK and LARRY McNABNEY,

BILL OF SALE

TO: SHENG YING ENTERTAINMENT CORP. (the “Purchaser”)

FROM: STEVEN RAACK, THOMAS A. RAACK and LARRY McNABNEY,each and all an individual, (together, jointly and severally, the “Sellers”)

For good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the undersigned), the Sellers, jointly and severally, hereby, expressly and unconditionally, assign, set over, convey and transfer to the Purchaser all of their respective rights, titles and interests in and to the Purchased Assets, as that term is defined and discussed in the Asset Purchase Agreement and Exhibit 1.1 thereto, to which this is attached as Schedule “A”).

TO HOLD the said Purchased Assets and every part thereof, and all the rights, titles and interests of the Sellers therein and thereto, unto and to the sole and exclusive possession and use of the Purchaser.

AND the Sellers do hereby, jointly and severally, covenant, promise and agree with the Purchaser that:

1.	The Sellers, jointly and severally, are now rightfully and absolutely possessed of and entitled to the said Purchased Assets and every part thereof;

2.	The Sellers, jointly and severally, now have good and unencumbered right to sell, assign and transfer the Purchased Assets unto the Purchaser, and according to the true intent and meaning of the Asset Purchase Agreement and this Bill of Sale;

3.	The Purchaser shall, at all times hereafter, peaceably and quietly have, hold, possess, and enjoy the said Purchased Assets and every part thereof, to and for its own use and benefit, without any manner of hindrance, interruption, molestation, claim or demand whatsoever of, from or by any of the Sellers or any other person or persons whomsoever; and

4.	The Sellers, jointly and severally, warrant that the Purchased Assets are free and clear from any and all encumbrances of whatsoever.

IT IS EXPRESSLY AGREED that this Bill of Sale, and all rights and duties herein contained, shall inure to the benefit of and be binding upon the executors, administrators and assigns or successors and assigns of the parties hereto, respectively.

The undersigned hereby agree to execute such further documents, transfers, assignments,

conveyances, consents and assurances as may be necessary to give full effect to the transactions referred to herein, and as Purchaser’s attorneys and/or professional advisors and consultants may reasonably request.

DATED and made effective for all purposes as of the 16th day of December, 2017.

SELLERS:

/s/ Steven Raack

STEVEN RAACK

/s/ Thomas A. Raack

THOMAS A. RAACK

/s/ Larry McNabney

LARRY McNABNEY,